EXHIBIT 10.58

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is made as of the ____ day of _______________, 2011 (“Effective Date”), by and between Miller Energy Resources, Inc., a Tennessee corporation (the “Company”) and __________________________________, an individual residing at ____________________________ (the “Indemnitee”).

RECITALS:

A.           Indemnitee currently serves or has served as an officer and/or director of the Company and in such capacity or capacities is performing or has performed valuable services for the Company.

B.           The Tennessee Business Corporation Act, as amended from time to time (the “Act”), as well as the Charter and Bylaws of the Company, contemplate the Company’s indemnifying and advancing expenses to officers, directors, employees and agents of the Company in certain circumstances.

C.           The parties desire to set forth herein certain agreements as to the mechanisms for obtaining such indemnification and advancements.

AGREEMENT:

Now, therefore, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Company and the Indemnitee hereby agree as follows:

1.           Defined Terms. Terms used in this Agreement and not otherwise defined in this Agreement shall have the meaning given such terms in the Act as of the Effective Date.

2.           Advancement of Expenses.

(a)           If the Indemnitee is a party to a proceeding because he was an officer or director of the Company, and the Indemnitee desires that the Company pay directly or reimburse the Indemnitee for the reasonable and necessary expenses incurred by the Indemnitee in connection with such proceeding in advance of final disposition of the proceeding, the Indemnitee shall provide the following to the Company:

(i)           Promptly after the Effective Date, an affirmation and undertaking in the form attached hereto as Annex A (the “Affirmation”); and

(ii)           Promptly after the incurrence of such expenses from time to time, a written request for indemnification and advancement of expenses, accompanied by a copy of the invoice(s) or other itemization of expenses supported by relevant documentation, together with a statement by the Indemnitee that the expenses have been actually incurred and were reasonable and necessary, all in the form attached hereto as Annex B (the “Advancement Request”).

(b)           Upon the Company’s receipt from the Indemnitee of the Affirmation, the Company shall promptly seek the determination contemplated by Section 43(c) of the Bylaws of the Company (the “Evaluation”) (even if the Indemnitee is or was a director, rather than just an officer, of the Company).  If the Evaluation indicates that advancement to the Indemnitee is not prohibited, the Company will promptly convene a Board meeting, as necessary, to authorize such advancement for the Indemnitee.

(c)           Following such authorization, in order to obtain advancements hereunder relating to the same proceeding, the Indemnitee shall only be required to submit the Advancement Request; another Affirmation or Evaluation shall not be required unless the Company, in its discretion, deems it necessary to obtain another Affirmation and/or another Evaluation before providing further advancement.  In the event that the Company from time to time does request a subsequent Affirmation and/or seeks to obtain another Evaluation, and if such Affirmation is not provided and/or if the Evaluation does not clearly indicate that advancement is not prohibited, then the Company may decline to provide such advancement.

(d)           Within 60 days of the Company’s receipt of each Advancement Request duly submitted, the Company shall pay such expense directly to the third party to which the expense is owed, unless the Indemnitee provides written evidence satisfactory to the Company that such third party has already been paid by the Indemnitee, in which case the advancement shall be reimbursed to the Indemnitee.

(e)           It is anticipated that the Indemnitee will submit the Advancement Request promptly after receipt of the invoice or occurrence of the expense.  If the Indemnitee does not make such request promptly, or fails to provide adequate supporting documentation, then the Company, in its sole discretion, may decline to provide any advancement as to such request.

(f)           In the event the Company shall be obligated under this Section 2 to pay the expenses of any action, suit or proceeding against the Indemnitee, the Company shall be entitled to assume the defense of the Indemnitee in such proceeding, with counsel acceptable to and approved by the Indemnitee, upon the delivery to the Indemnitee of written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of separate counsel subsequently incurred by the Indemnitee with respect to the same action, suit or proceeding; provided, however, that if (i) the employment of counsel by the Indemnitee has been previously authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the Indemnitee may select and employ Indemnitee’s own counsel to direct the defense thereof and the fees and expenses of such counsel shall be paid by the Company upon compliance with and in accordance with the terms of this Agreement. Notwithstanding any assumption of the defense of any such action, suit or proceeding and employment of counsel with respect thereto by the Company in accordance with the foregoing, the Indemnitee shall have the right to employ his own separate counsel to participate in any such action, suit or proceeding at the Indemnitee’s expense.

3.           Indemnification after Conclusion of Proceeding.  Upon termination of the applicable proceeding (whether by final judgment not subject to appeal, settlement, or otherwise), the Company, upon receipt of an Indemnity Request (as defined below) in form satisfactory to the Company, shall indemnify the Indemnitee for any liability or expenses incurred by Indemnitee in connection with such proceeding (not previously paid or advanced by the Company), if there has been no final adjudication adverse to Indemnitee by a court of competent jurisdiction that establishes the  Indemnitee’s liability (i) for any breach of the duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) for wrongful distributions under Section 48-18-304 of the Act; provided the Company shall indemnify the Indemnitee for expenses only to the extent the Company determines that the expenses were reasonable and necessary.  The Company shall promptly pay the requested indemnification within 60 days after it determines that the foregoing conditions have been satisfied.  As used in this Agreement, “Indemnity Request” means a written request in the form attached hereto as Annex C in which the Indemnitee requests indemnification as to liability and expenses incurred by the Indemnitee in connection with the proceeding and which request is accompanied by relevant documentation establishing the Indemnitee’s liability (e.g., a judgment, settlement agreement, etc.) and as to expenses, copies of invoices or other itemization of expenses supported by relevant documentation, together with a statement by the Indemnitee that the expenses have been actually incurred and were reasonable and necessary.

4.           Not Exclusive.  Notwithstanding the foregoing, in the event that (i) the Indemnitee does not submit the Affirmation, or (ii) the Evaluation presents information that indicates that the Indemnitee is not, or may not be, entitled to advancement of expenses or indemnification pursuant to this Agreement, then the Company may nevertheless provide advancement of expenses or indemnification if it determines that it is otherwise required to do so under the Company’s Charter or Bylaws or under the Act.  Without limiting the forgoing, nothing in this Agreement shall be construed to prohibit the Company from providing indemnity or advancement of expenses pursuant to the Act.  Further, nothing in this Agreement shall be construed to prevent the Indemnitee from seeking to obtain advancement of expenses or indemnity to the extent that it is able to establish that it is otherwise entitled to such indemnity or advancement of expenses under the Company’s Charter and Bylaws, or the Act.  To the extent that the Company declines any request made hereunder to provide advancement of expenses or indemnity and the Indemnitee is thereafter successful in obtaining such indemnity and/or advancement of expenses pursuant to court order, the Company shall pay the Indemnitee’s reasonable expenses (including reasonable attorney’s fees) incurred in obtaining such order.

5.           Enforcement.  In connection with any action by Indemnitee to obtain a court order for indemnification, the Company shall be entitled to raise as a defense to any such action that the Indemnitee has not met the standards of conduct that make it permissible under this Agreement, the Charter or Bylaws of the Company, the Act or any other applicable law for the Company to indemnify the Indemnitee for the amount claimed.  In connection with any claim by an officer of the Company (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Company) for advances, the Company shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful.  Neither (i) the failure of the Company to have made a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement, the Charter or Bylaws of the Company, the Act or any other applicable law, nor (ii) an Evaluation or other determination by the Company that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.  In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder or under the Charter or Bylaws of the Company or under the Act, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, shall be on the Company.

6.           Change in Control.  Company agrees that if there is a Change in Control (as defined below), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and expense advances under this Agreement, any other agreement, or any Charter or Bylaw provision now in effect or hereafter adopted, Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  Company agrees to pay the fees of the special, independent counsel referred to above and fully to indemnify such counsel against any and all expenses and losses arising out of or relating to this Agreement or its engagement pursuant hereto.  As used herein, a “Change of Control” shall be deemed to have occurred if at any time the majority of the Board of Directors of the Company is composed of persons other than persons who are members of the Board of Directors of the Company as of the Effective Date.

7.           Partial Indemnity.  If Indemnitee is entitled under any provision of this Agreement to indemnification by Company for some or a portion of a liability or expenses but not for the total amount thereof, Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8.           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is a witness in any proceeding by reason of his being an officer or director, or former officer or director, of the Company, he shall be indemnified against all expenses actually and reasonably incurred by him or on his behalf in connection therewith.

9.           Insurance.  The Company shall continue in effect the Company’s D&O insurance policy that is in effect as of the Effective Date with benefits equal to or greater than now provided, so long as such policy is available at reasonable rates as determined by the Company in its discretion.

10.         Nonexclusivity, Survival and Subrogation.

(a)           The rights to indemnification and advancement provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Charter, the Bylaws, the Act, any other statute, insurance policy, agreement, vote of shareholders or directors, or otherwise, both as to actions in the Indemnitee’s official capacity and as to actions in another capacity while holding such office.

(b)           The provisions of this Agreement shall survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee’s service as an officer, director, employee or agent of the Company and shall inure to the benefit of, and be enforceable by, the Indemnitee’s heirs, executors, guardians, administrators or assigns.

(c)           For each payment made by the Company under this Agreement, the Company shall be subrogated to the extent thereof to all rights of recovery previously vested in the Indemnitee, who shall cooperate with the Company, at the Company’s expense, in executing all such instruments and taking all such other actions as shall be reasonably necessary for the Company to enforce such rights.

11.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to the principles of conflict of laws thereof.  All determinations made pursuant to this Agreement shall be with respect to Tennessee law.

12.           Jurisdiction and Venue.  Any suit, action or proceeding to interpret or enforce this Agreement shall be brought exclusively in a court of competent jurisdiction located in Knox County, Tennessee.  The parties consent to the jurisdiction of such courts and waive any objection as to improper venue or personal jurisdiction.

13.           Exception.  Notwithstanding any other provision of  this Agreement, the Company shall not be required to indemnify or advance expenses to any director or officer (or former director or officer) in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, or (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Tennessee law or any other applicable law.

14.           Miscellaneous.

(a)           This Agreement shall become effective as of the Effective Date.

(b)           This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

(c)           Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by both parties hereto or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

(d)           If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

(e)           Nothing contained in this Agreement is intended to create in the Indemnitee any separate or independent right to continued employment by the Company.

(f)           This Agreement may be executed in counterparts, but all such counterparts taken together shall constitute one and the same Agreement.

(g)           The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than limitation. The use of the word “or” in this Agreement is intended to be conjunctive rather than disjunctive.

(h)           This Agreement shall be binding on and inure to the benefit of the parties hereto, and their respective successors and assigns.

(i)           This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) the final termination of all pending proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder.

(j)           Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

MILLER ENERGY RESOURCES, INC.

By:	/s/ Scott M. Boruff
Scott M. Boruff,
Chief Executive Officer

INDEMNITEE:

[Name]

ANNEX A
MILLER ENERGY RESOURCES, INC.
AFFIRMATION AND UNDERTAKING IN

CONNECTION WITH ADVANCEMENT OF EXPENSES

The Undersigned is or was a director and/or officer of Miller Energy Resources, Inc., a Tennessee corporation (the “Company”).  The Undersigned has requested that the Company pay for or reimburse the attorney’s fees, disbursements, and other costs and expenses actually and reasonably incurred by the Undersigned in connection with his defense of the pending lawsuits described on Schedule 1 attached hereto (the “Proceedings”) and matters that may arise in connection therewith.

1.           The Undersigned hereby affirms his belief that, with respect to the Proceedings and the matters alleged to give rise to the Proceedings or in connection therewith during his service as a director and/or officer of the Company, he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

2.           The Undersigned hereby agrees to repay to the Company any funds (i) advanced by the Company or the Company’s insurance carrier to the Undersigned in connection with the Proceedings and matters that may arise in connection therewith or (ii) paid by the Company or the Company’s insurance carrier on behalf of the Undersigned in advance of the final disposition of the Proceedings and matters that may arise in connection therewith, in the event that it is ultimately determined by a final non-appealable adjudication by a court of competent jurisdiction that the Undersigned is liable (a) for breach of the duty of loyalty to the Company or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) under T.C.A. §48-18-304.

3.           Nothing contained herein shall constitute a relinquishment or waiver by the Undersigned of any right to request or require indemnification otherwise permitted or not prohibited by Tennessee law and the Company’s charter and bylaws.

Dated: _________________ , 2011
Signature of Director or Officer

Printed Name

SCHEDULE 1

•	Ruben Husu, individually and on behalf of all others similarly situated v. Miller Energy Resources, Inc., et al. United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-375;
•	Steven Arlow, individually and on behalf of all others similarly situated v. Miller Energy Resources, Inc., et al. United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-386;
•
James D. DiCenso, individually and on behalf of all others similarly situated v. Miller Energy Resources, Inc., et al. United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-387;

•	Brandon W. Ward, individually and on behalf of all others similarly situated v. Miller Energy Resources, Inc., et al. United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-391;
•	Yingtao Liu, individually and on behalf of all others similarly situated v. Miller Energy Resources, Inc., et al. United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-397;
•	Jacquelyn Flynn, derivatively on behalf of Miller Energy Resources v. Scott M. Boruff, et al., United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-412;
•	Marco Valdez, derivatively on behalf of Miller Energy Resources v. Deloy Miller, et al., Chancery Court for Knox County, Tennessee, Case No. 181127-1; and,
•	Patrick P. Lukas, derivatively on behalf of Miller Energy Resources v. Merrill A. McPeak, et al., United States District Court, Eastern District of Tennessee, Case No. 3:11-CV-422.

ANNEX B

MILLER ENERGY RESOURCES, INC.

ADVANCEMENT REQUEST

The undersigned is or was an officer and/or director of Miller Energy Resources, Inc., a Tennessee corporation (the “Company”).  The undersigned and the Company are parties to an Indemnification Agreement dated ___________, 2011 (the “Agreement”).

The undersigned  hereby requests advancement of expenses from the Company in the aggregate amount of $_____________, pursuant to Section 2(a)(ii) of the Agreement.

Included with this request are copies of invoices, other itemization of expenses, and supporting documentation for the amount requested.

Unless otherwise indicated herein by the undersigned, the Company shall remit the amount requested directly to the third party to which the expense is owed.  If the undersigned provides documentation showing that he has already paid the third party, the Company shall reimburse the undersigned at the address provided below.

The undersigned represents and affirms that to the best of his information and belief, the foregoing expenses were actually incurred by him or on his behalf, are reasonable in nature and amount, and necessary to his defense.

Dated:  ___________________, 20_____.

Signature

Print Name and Address:

Telephone Number:_______________________________________

ANNEX C

MILLER ENERGY RESOURCES, INC.

INDEMNITY REQUEST

The undersigned is or was an officer and/or director of Miller Energy Resources, Inc., a Tennessee corporation (the “Company”).  The undersigned and the Company are parties to an Indemnification Agreement dated ___________, 2011 (the “Agreement”).

The undersigned  hereby requests indemnification from the Company for liabilities and expenses in the aggregate amount of $_____________, pursuant to Section 3 of the Agreement, incurred by him in his defense (including a judgment against him or settlement amount agreed to with respect to him) in connection with the final adjudication of the following action:

Included with this request are copies of a judgment, settlement agreement, invoices, other itemization of expenses, and supporting documentation for the amount requested.

Unless otherwise indicated herein by the undersigned, the Company shall remit the amount requested directly to the third party to which the expense is owed.  If the undersigned provides documentation showing that he has already paid the third party, the Company shall reimburse the undersigned at the address provided below.

The undersigned represents and affirms that to the best of his information and belief (i) the foregoing expenses were actually incurred by him on his behalf, are reasonable in nature and amount, and necessary to his defense, and (ii) the undersigned is entitled to indemnification in accordance with Section 3 of the Agreement.

Dated:  ___________________, 20_____.

Signature

Print Name and Address:

Telephone Number:______________________________________